Exhibit 99.3

CRYOMASS TECHNOLOGIES INC.

Unaudited Pro Forma Condensed Combined Financial Statements

On June 22, 2021, CryoMass Technologies Inc.. (formerly known as Andina Gold Corp., the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Cryocann USA Corp, a California corporation (“Cryocann”), pursuant to which Company acquired substantially all the assets of Cryocann, (the “Acquisition”). The Acquisition was consummated on June 23, 2021.

The aggregate purchase price for substantially all the assets of Cryocann was $3.5 million in cash and 10,000,000 shares of Company common stock (the “Purchase Price”), of which $1,000,000 in cash and 10,000,000 shares of Company common stock were paid at closing and a promissory note was issued for $1,252,316 payable by Company to Cryocann on October 15, 2021, which represents the remaining Purchase Price of $2,500,000 minus the amount owed by Cryocann under a Loan Agreement dated April 23, 2021 by and between Cryocann and Company.

The following unaudited condensed combined pro forma financial information is presented to illustrate the estimated effects of the acquisition and the financing transactions.

The unaudited condensed combined pro forma balance sheet as of March 31, 2021 combines the historical balance sheets of the Company and Cryocann USA Corp as of June 23, 2021 and gives effect to the acquisition as if it occurred on March 31, 2021. The unaudited condensed combined pro forma statement of operations for the year ended December 31, 2020 combines the Company’s audited consolidated statement of operations with Cryocann USA Corp’s audited statement of operations for the year ended December 31, 2020. The unaudited condensed combined pro forma statement of operations for the three months ended March 31, 2021 combines the Company’s condensed unaudited consolidated statement of operations with Cryocann USA Corp’s unaudited statement of operations for the three months ended March 31, 2021. The unaudited pro forma statement of operations for the fiscal year ended 2020 gives effect to the acquisition as if it occurred on January 1, 2020.

The unaudited condensed combined pro forma financial information is presented for illustrative purposes only and should not be considered indicative of the actual financial position or results that would have been achieved had the Acquisition been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or any future period. In applying the acquisition method of accounting for the transaction, the intangible assets acquired and the liabilities assumed will be recognized at their respective fair values at the time the transaction is consummated based on preliminary appraisal estimates and certain assumptions that management believes are reasonable. The estimated adjustments are described in the accompanying footnotes.

The unaudited condensed combined pro forma financial statements and accompanying notes thereto should be read in conjunction with the Company’s historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

CRYOMASS TECHNOLOGIES INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

			Pro Forma		Pro Forma
	Company	Cryocann	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$661,391	$14,411	$(2,543,866)	(a) (b) (c)	$(1,868,064)
Accounts receivable, net	540,000	-	-		540,000
Short-term investments	-	10,000	(10,000)	(b)	-
Prepaid expenses	30,237	-	-	(b)	30,237
Loans receivable, related party	-	-	281,771	(c)	281,771
Assets held for sale, current	6,979,433	-	-		6,979,433
Total current assets	8,211,061	24,411	(2,272,095)		5,963,377

Goodwill	-	-	1,190,000	(d)	1,190,000
Intangible assets, net	-	-	4,082,263	(d)	4,082,263
Property and Equipment	-	1,792	(1,792)	(b)	-
Total assets	$8,211,061	$26,203	$2,998,376		$11,235,640

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,439,083	$62,240	$(62,240)	(b)	$2,439,083
Customer deposits	-	1,155,100	(1,155,100)	(b)	-
Loans payable	549,338	-	-		549,338
Notes payable, current	725,000	-	-		725,000
Taxes payable	771	-	-		771
Notes payable, related parties	-	4,570	(4,570)	(b)	-
Liabilities held for sale, current	1,479,426	-	-		1,479,426
Total current liabilities	5,193,618	1,221,910	(1,221,910)		5,193,618
Notes payable	83,333	-	1,220,079	(a)	1,303,412
Deferred tax liability	14,926	-	-		14,926
Total liabilities	5,291,877	1,221,910	(1,831)		6,511,956

Shareholders’ equity:
Preferred stock, $0.001 par value, 100,000 shares authorized, no shares issued and outstanding respectively	-	-	-		-
Common stock, $0.001 par value, 500,000,000 shares authorized, 97,005,817 shares issued and outstanding at June 30, 2021	98,498	304,500	(294,500)	(a) (b) (f)	108,498
Additional paid-in capital	19,596,807	-	1,794,500	(a) (e)	21,391,307
Accumulated deficit	(16,776,121)	(1,500,207)	1,500,207	(b) (f)	(16,776,121)
Total shareholders’ equity	2,919,184	(1,195,707)	3,000,207		4,723,684
Total liabilities and shareholders’ equity	$8,211,061	$26,203	$2,998,376		$11,235,640

CRYOMASS TECHNOLOGIES INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

			Pro Forma		Pro Forma
	Company	Cryocann	Adjustments		Combined
Net sales	$781,455	$-	$-		$781,455
Cost of goods sold, inclusive of depreciation	744,279	-	-		744,279
Gross profit	37,176	-	-		37,176

Operating expenses:
Personnel costs	2,473,730	-	231,607	(g)	2,705,337
Sales and marketing	14,854	-	-		14,854
General and administrative	2,338,599	423,560	(336,234	)(i)	2,425,925
Legal and professional fees	1,744,834	-	-		1,744,834
Research and development	-	851,500	(851,500	)(h)	-
Total operating expenses	6,572,017	1,275,060	(956,127)		6,890,950
Loss from operations	(6,534,841)	(1,275,060)	956,127		(6,853,774)

Other income (expenses):
Interest expense	(236,912)	8,000	(8,000	)(h)	(236,912)
Gain on foreign exchange	(88,690)	-	-		(88,690)
Total other expenses	(325,602)	8,000	(8,000)		(325,602)
Net loss from continuing operations, before taxes	(6,860,443)	(1,283,060)	964,127		(7,179,376)
Income tax (expense) benefit	(10,235)	-	-		(10,235)
Net loss from continuing operations	(6,870,678)	(1,283,060)	964,127		(7,189,611)
Net loss from discontinued operations, net of tax	(4,945,229)	-	-		(4,945,229)
Net loss	$(11,815,907)	$(1,283,060)	$964,127		$(12,134,840)

Net loss per common share:
Loss from continuing operations - basic and diluted	$(0.07)	$(267.30)			$(0.07)

Loss from discontinued operations - basic and diluted	$(0.05)	$-			$(0.05)

Loss per common share - basic and diluted	$(0.12)	$(267.30)			$(0.12)

Weighted average common shares outstanding—basic and diluted	99,863,059	4,800	(4,800	)(k)	99,863,059

CRYOMASS TECHNOLOGIES INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2021

			Pro Forma		Pro Forma
	Company	Cryocann	Adjustments		Combined
Net sales	$-	$-	$-		$-
Cost of goods sold, inclusive of depreciation	-	-	-		-
Gross profit	-	-	-		-

Operating expenses:
Personnel costs	373,714	-	108,439	(g)	482,153
Sales and marketing	-	-	-		-
General and administrative	396,470	210,577	554,630	(i) (j)	1,150,335
Legal and professional fees	225,520	-	-		225,520
Research and development	-	2,000	-		-
Total operating expenses	995,704	212,577	663,069		1,858,008
Loss from operations	(995,704)	(212,577)	(663,069)		(1,858,008)

Other income (expenses):
Interest expense	(202,609)	-	-		(202,609)
Gain on foreign exchange	34,770	-	-		34,770
Total other expenses	(167,839)	-	-		(167,839)
Net loss from continuing operations, before taxes	(1,163,543)	(212,577)	(663,069)		(2,025,847)
Income tax benefit	-	-	-		-
Net loss from continuing operations	(1,163,543)	(212,577)	(663,069)		(2,025,847)
Net gain from discontinued operations, net of tax	116,616	-	-		-
Net loss	$(1,046,927)	$(212,577)	$(663,069)		$(2,025,847)

Net loss per common share:
Loss from continuing operations - basic and diluted	$(0.01)	$(44.29)			$(0.02)

Loss from discontinued operations - basic and diluted	$0.00	$-			$-

Loss per common share - basic and diluted	$(0.01)	$(44.29)			$(0.02)

Weighted average common shares outstanding—basic and diluted	98,257,687	4,800	(4,800)	(k)	102,176,247

CRYOMASS TECHNOLOGIES INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The Acquisition has been accounted for using the acquisition method of accounting for the transaction, where tangible and intangible assets acquired and the liabilities assumed will be recognized at their respective fair values at the time the transaction is consummated based upon preliminary appraisal estimates and certain assumptions that management believes are reasonable. The excess of the estimated purchase cost over the net assets acquired is recognized as goodwill.

The following tables summarize the sources of funds and amounts recognized for assets acquired and liabilities assumed as of the acquisition date.

Cash	$2,247,684
Common stock	1,804,500
Promissory Note	1,220,079
Total purchase price	$5,272,263

Description	Fair Value	Weighted average useful life (in years)
Intangible assets:
In process research and development	3,209,000	Indefinite
Patent	873,263	10
Goodwill	1,190,000
Total assets acquired	$5,272,263

Note 2. Description of Pro Forma Adjustments

(a)	To reflect cash, equity, and Company note in connection with purchase consideration paid.
(b)	To eliminate assets not acquired and liabilities not assumed.
(c)	To reflect receivable of note issued to employee retained as part of the Acquisition.
(d)	To reflect fair value of intangible assets acquired and residual goodwill.
(e)	To reflect stock options issued to employees retained as part of the Acquisition.
(f)	To eliminate CR Brands’ shareholders’ equity.
(g)	To reflect personnel costs we would have incurred, which are included in Cryocann general and administrative expense.
(h)	To eliminate activity recognized by Cryocann that did not relate to the assets we acquired as part of the Acquisition.
(i)	To record additional amortization from acquired intangible assets.
(j)	To reflect stock option expense associated with grants to employees retained as part of the Acquisition.
(k)	To elimate Cryocann common shares outstanding.

5